UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2010

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

1-32944	PPL Energy Supply, LLC (Exact name of Registrant as specified in its charter) (Delaware) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-3074920

1-905	PPL Electric Utilities Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-0959590

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.02 Results of Operations and Financial Condition

On October 28, 2010, PPL Corporation (“PPL”) issued a press release announcing its financial results for the quarter ended September 30, 2010, and other business matters.  A copy of the press release is furnished as Exhibit 99.1 hereto.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 28, 2010, PPL Energy Supply, LLC (“PPL Energy Supply”) borrowed $3.2 billion under its $4.0 billion Revolving Credit Agreement (“Credit Agreement”), dated as of October 19, 2010, among PPL Energy Supply, the lenders from time to time party thereto and Wells Fargo Bank, National Association.  PPL Energy Supply intends to use the Credit Agreement borrowings to make loans to certain of its affiliates to provide interim financing of amounts required by PPL to pay a portion of the purchase price of PPL’s previously announced approximately $7.6 billion acquisition (“Acquisition”) of E.ON U.S. LLC (“EUS”), the owner of Louisville Gas and Electric Company and Kentucky Utilities Company, from E.ON AG.  Such borrowing is expected to be refinanced by PPL through the issuance of long-term debt by affiliates and the use of internal funds.

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On October 28, 2010, at 9:00 a.m. (Eastern Time), members of PPL's senior management will hold a teleconference and webcast with financial analysts to discuss PPL’s financial results for the quarter ended September 30, 2010, and other business matters.  A copy of the slides to be used during the webcast is furnished as Exhibit 99.2 hereto.  The event will be available live, in audio format, along with slides to the presentation, on PPL’s Internet Web site: www.pplweb.com.  The webcast will be available for replay on PPL’s Web site for 30 days.

Section 8 - Other Events

Item 8.01 Other Events

On October 26, 2010, PPL issued a press release announcing that it had received approval from the Federal Energy Regulatory Commission to acquire all of the issued and outstanding limited liability company interests of EUS, the owner of Louisville Gas and Electric Company and Kentucky Utilities Company.  With the receipt of this approval, PPL has received all regulatory approvals necessary to complete the Acquisition and currently expects to complete the Acquisition on November 1, 2010.

A copy of this press release is filed as Exhibit 99.3 hereto.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

	99.1 -	Press Release, dated October 28, 2010, announcing PPL’s financial results for the quarter ended September 30, 2010, and other business matters.
	99.2	Slides to be used on the October 28, 2010 webcast among members of PPL’s senior management and financial analysts.
	99.3 -	Press release, dated October 26, 2010, announcing approval by the Federal Energy Regulatory Commission of PPL’s acquisition of E.ON U.S. LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

PPL ENERGY SUPPLY, LLC

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

PPL ELECTRIC UTILITIES CORPORATION

By:	/s/ Vincent Sorgi
Vincent Sorgi Vice President and Controller

Dated:  October 28, 2010